U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2013

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Mark H. McKinnies, Senior Vice President and CFO and Graham Mattison, Vice President of Investor Relations of Advanced Emissions Solutions, Inc. (“ADES”) will be participating in the Keybanc Capital Markets Basic Materials & Packaging Conference at the InterContinental Hotel in Boston, Massachusetts on September 11, 2013. A copy of the slides to be used at this conference is currently available via the Investor Information section of ADES’s website at www.advancedemissionssolutions.com. A copy of the materials is attached hereto as Exhibit 99.1.

On July 26, 2013, we issued a press release announcing ADES’s scheduled participation at this conference. A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 8.01.	Other Events

On September 10, 2013, we issued a press release updating prior information about the refined coal business we carry out through Clean Coal Solutions, LLC (“CCS”), the 42.5% owned and consolidated subsidiary of ADA-ES, Inc. describing, among other things, the status of operating refined coal facilities, the additional $5 million upfront cash payment received by CCS from a refined coal investor and developments in ADES’s M-45-PCTM technology for pulverized coal boilers and CyCleanTM technology for cyclone boilers burning bituminous coal, Powder River Basin coal and potentially non-Western coals. A copy of the press release is filed as Exhibit 99.3 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) The following items are furnished as exhibits to this report:

99.1 September 2013 Investor Presentation.

99.2 Press Release, Advanced Emissions Solutions Schedules 2013 Second Quarter Financial Results News Release and Conference Call; Company to Participate in Three Upcoming Investor Conferences dated July 26, 2013.

99.3 Press Release, Advanced Emissions Solutions Provides Refined Coal Update, dated September 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 11, 2013

Advanced Emissions Solutions, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	September 2013 Investor Presentation.

99.2	Press Release, Advanced Emissions Solutions Schedules 2013 Second Quarter Financial News Release and Conference Call; Company to Participate in Three Upcoming Investor Conferences dated July 26, 2013.

99.3	Press Release, Advanced Emissions Solutions Provides Refined Coal Update, dated September 10, 2013.